                                                                    Exhibit 14.2

Independent Auditors' Consent

We consent to the incorporation by reference in the Registration Statement Nos. 333-12670, 333-12672, 333-98425, 333-101452 and 333-107975 of O//2//Micro
International Limited on Form S-8 of our report dated January 24, 2002, appearing in this Annual Report on Form 20-F of O2 Micro International Limited for the year ended December 31, 2003.


/s/ Deloitte & Touche
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Deloitte and Touche
(TN Soong & Co and Deloitte & Touche (Taiwan)
established Deloitte & Touche effective June 1, 2003)
Taipei, Taiwan
Republic of China
June 10, 2004